                                                               Exhibit 12.1


                                Boston Edison Company
                  Computation of Ratio of Earnings to Fixed Charges
                          Twelve Months Ended March 31, 1996
                                    (in thousands)


Net income from continuing operations               $117,311

Income taxes                                          69,475

Fixed charges                                        126,870
                                                    --------

     Total                                          $313,656
                                                    ========

Interest expense                                    $117,415
Interest component of rentals                          9,455
                                                    --------

     Total                                          $126,870
                                                    ========

Ratio of earnings to fixed charges                      2.47
                                                        ====